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                   UCFC Acceptance Corporation      EXHIBIT 20.11
           Home Equity Loan Pass-Through Certificates
                   Series 1996-D1 and 1996-D2
                      Reserve Fund Trust
               Statement  To  Certificateholders

---------------------------------------------------------------------------------------------
DISTRIBUTIONS IN DOLLARS
                       PRIOR                                                        CURRENT
          ORIGINAL     PRINCIPAL                               REALIZED  DEFERRED   PRINCIPAL
CLASS     FACE VALUE   BALANCE     INTEREST  PRINCIPAL TOTAL   LOSSES    INTEREST   BALANCE
-----     ----------   ---------   --------  --------- -----   --------  --------   ----------
A TRUST   0.00         0.00        954.32    0.00      954.32  0.00      0.00       0.00
B TRUST   0.00         0.00          0.00    0.00        0.00  0.00      0.00       0.00
---------------------------------------------------------------------------------------------
TOTALS    0.00         0.00        954.32    0.00      954.32  0.00      0.00       0.00
=============================================================================================

---------------------------------------------------------------------------------------
FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                      PASS-THROUGH
                    PRIOR                                  CURRENT         RATES
                    PRINCIPAL                              PRINCIPAL -----------------
CLASS     CUSIP     BALANCE   INTEREST  PRINCIPAL TOTAL    BALANCE   CURRENT   NEXT
-----     -----     --------- --------  --------- -----    --------  -------   -------
A TRUST             0.000000  0.002936  0.000000  0.002936 0.000000  NA        NA
B TRUST             0.000000  0.000000  0.000000  0.000000 0.000000  NA        NA
----------------------------------------------------------------------------------------
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SELLER:            UCFC Acceptance            ADMINISTRATOR:
                     Corporation                 Bankers Trust Company
SERVICER:          United Companies Lending      3 Park Plaza
                     Corporation                 Irvine, CA 92714
LEAD UNDERWRITER:  Prudential Securities
                     Incorporated             FACTOR INFORMATION:
RECORD DATE:       January 31, 1997              (800) 735-7777
DISTRIBUTION DATE: February 18, 1997

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                                   (c) COPYRIGHT 1997 Bankers Trust Company
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